SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2004

(Date of report/date of

earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (d) ELECTION OF NEW DIRECTOR

(1)	R. John Wean III was elected May 19, 2004, effective September 15, 2004.

(2)	Section 6.23 of the Agreement and Plan of Merger dated January 8, 2004, between Second Bancorp, Inc. (“SBI”) and Sky Financial Group, Inc. (“Sky”) provides that Sky select one member of either the existing SBI Board or the Board of Directors of the Bank to serve on the Sky Board. Upon the recommendation of the Governance Committee of the Board of the Registrant, Mr. Wean was elected to the Board of Directors of the Registrant to fulfill this provision.

(3)	Mr. Wean is expected to be appointed to a Committee of the Board of the Registrant at a later date.

(4)	There are no related party transactions between Mr. Wean and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: September 20, 2004	By:	/s/ W. Granger Souder, Jr.
W. Granger Souder, Jr.
EVP/General Counsel & Corporate Secretary